
<ARTICLE> 5

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-END>                               SEP-30-1995
<CASH>                                       8,333,296
<SECURITIES>                                 8,908,526
<RECEIVABLES>                                  343,323<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                               101,180
<PP&E>                                      80,830,066<F2>
<DEPRECIATION>                            (16,100,528)
<TOTAL-ASSETS>                              82,415,863
<CURRENT-LIABILITIES>                          852,090
<BONDS>                                              0
<COMMON>                                    81,563,773<F3>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                82,415,863
<SALES>                                              0
<TOTAL-REVENUES>                             6,330,968<F4>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                             3,649,879<F5>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                      0
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                 2,681,089
<EPS-PRIMARY>                                        0<F6>
<EPS-DILUTED>                                        0<F6>

<F1>Includes all recievables of the Partnership included in "Other Assets" on the balance sheet.
<F2>Includes multi-family complex of $10,230,260, retail centers of $49,861,809 and investment in J.V. of $20,737,997.
<F3>Equity of General Partners ($332,704), Limited Partners of $81,896,477.
<F4>Includes all revenue of the Partnership.
<F5>Includes all expenses of the Partnership.
<F6>Net income allocated $53,622 to the General Partners and $2,627,467 to the
Limited Partners.  Average net income is $.35 on 7,499,818 units outstanding.

